CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-251236, 333-253944, 333-257452, 333-265781, 333-272819, 333-280307, 333-288236 and 333-290265 on Form S-8 of our report dated June 23, 2026, relating to the consolidated financial statements of C3.ai, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended April 30, 2026.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
June 23, 2026